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Exhibit 99.2

Good Sam Enterprises, LLC

NOTICE OF GUARANTEED DELIVERY
for Tender of all Outstanding
11.50% Senior Secured Notes due 2016
in exchange for
11.50% Senior Secured Notes due 2016
which have been registered under the Securities Act of 1933

        As set forth in the Prospectus dated                        , 2011 (the "Prospectus") of Good Sam Enterprises, LLC, a company organized under the laws of Delaware (the "Company"), and in the accompanying Letter of Transmittal (the "Letter of Transmittal"), this form or a form substantially equivalent to this form must be used to accept the above-referenced Exchange Offer (as defined below) if the certificates for the outstanding 11.50% Senior Secured Notes due 2016 (the "Old Notes") of the Company or all other required documents are unlikely to reach The Bank of New York Mellon Trust Company, N.A., the exchange agent (the "Exchange Agent"), prior to 5:00 p.m. (New York City time) on the Expiration Date of the Exchange Offer or compliance with book-entry transfer procedures cannot be effected on a timely basis. Such form may be delivered by hand or transmitted by facsimile transmission, telex or mail to the Exchange Agent no later than 5:00 p.m. (New York City time) on the Expiration Date, and must include a signature guarantee by an Eligible Institution as set forth below. In addition, in order to utilize the guaranteed delivery procedures to tender the Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 p.m. (New York City time) on the Expiration Date of the Exchange Offer. Capitalized terms used herein but not defined herein have the meanings ascribed thereto in the Letter of Transmittal.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By Mail or Overnight Delivery:	Facsimile Transactions:	By Hand:
Bank of New York Corporation Corporate Trust—Reorganization Unit 480 Washington Boulevard—27th Floor Jersey City, NJ 07310 Attn: William Buckley	(Eligible Institutions Only) (212) 815-5788 To Confirm by Telephone or for Information Call: (212) 298-1915	Bank of New York Corporation Corporate Trust—Reorganization Unit 480 Washington Boulevard—27th Floor Jersey City, NJ 07310 Attn: William Buckley

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instruction thereto, such signatures must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signature(s).

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

        The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure set forth in the "The Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures" section in the Prospectus and in Instruction 12 of the Letter of Transmittal.

        The undersigned understands that tenders of Old Notes will be accepted only in authorized denominations. The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may not be withdrawn after the Expiration Date. Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date or if the Exchange Offer is terminated or as otherwise provided in the Prospectus.

        All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under the Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

        The undersigned hereby tenders the Old Notes listed below:

Certificate No(s) of Old Notes (if available)	Aggregate Principal Amount Represented by Old Notes	Aggregate Principal Amount of Old Notes Being Tendered

PLEASE SIGN AND COMPLETE

(Signature(s) of Record Holder(s))

(Type or Print Name(s) of Record Holder(s))
Date:

Address:
(Zip Code)

(Daytime Area Code and Telephone Number)

☐	Check this box if the Old Notes will be delivered by book-entry transfer to The Depository Trust Company:
DTC Account Number:
Transaction Number:

 THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

 GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

        The undersigned, a member of a recognized signature medallion program or an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that the above person(s) "own(s)" the Old Notes tendered hereby within the meaning of Rule 14e-4(b)(2) under the Exchange Act, (b) represents that the tender of those Old Notes complies with Rule 14e-4 under the Exchange Act, and (c) guarantees to deliver to the Exchange Agent, at its address set forth in the Notice of Guaranteed Delivery, the certificates representing all tendered Old Notes, in proper form for transfer, or a book-entry confirmation (a confirmation of a book-entry transfer of the Old Notes in the Exchange Agent's account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm:

(Authorized Signature)

Address:

(Zip Code)

Name:
(Please Type or Print)
Title:
Dated:

NOTE: DO NOT SEND ORIGINAL NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ORIGINAL NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.     Delivery of this Notice of Guaranteed Delivery.

        A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth on the cover page hereof prior to the Expiration Date of the Exchange Offer. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holders and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service, properly insured. In all cases sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 12 of the Letter of Transmittal. No Notice of Guaranteed Delivery should be sent to the Company.

2.     Signatures on this Notice of Guaranteed Delivery.

        If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Old Notes referred to herein, the signatures must correspond with the name(s) written on the face of the Old Notes without alteration, addition, enlargement, or any change whatsoever.

        If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Old Notes listed, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appear(s) on the Old Notes without alteration, addition, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Company, evidence satisfactory to the Company of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

3.     Questions and Requests for Assistance or Additional Copies.

        Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address set forth on the cover hereof. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

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  Exhibit 99.2
NOTICE OF GUARANTEED DELIVERY for Tender of all Outstanding 11.50% Senior Secured Notes due 2016 in exchange for 11.50% Senior Secured Notes due 2016 which have been registered under the Securities Act of 1933
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
PLEASE SIGN AND COMPLETE
THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.
GUARANTEE OF DELIVERY (Not to be used for signature guarantee)
INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY